EXHIBIT 99.1

ORCHID ISLAND CAPITAL ANNOUNCES FOURTH QUARTER 2015 RESULTS

VERO BEACH, Fla. (February 24, 2016) – Orchid Island Capital, Inc. (NYSE:ORC) ("Orchid” or the "Company"), a real estate investment trust ("REIT"), today announced results of operations for the three month period ended December 31, 2015.

Fourth Quarter 2015 Highlights

•	Net income of $7.8 million, or $0.36 per common share
•	Fourth quarter total dividends declared and paid of $0.42 per common share
•	Book value per share of $11.64 at December 31, 2015
•
3.2% economic gain on common equity for the quarter, or 12.7% annualized, comprised of $0.42 dividend per common share and $0.05 decrease in net book value per common share, divided by beginning book value per share

•	Company to discuss results on Thursday, February 25, 2016, at 10:00 AM ET

Details of Fourth Quarter 2015 Results of Operations

The Company reported net income of $7.8 million for the three month period ended December 31, 2015, compared with net income of $3.5 million for the three month period ended December 31, 2014.  The fourth quarter net income of $7.8 million included net interest income of $16.7 million, net portfolio losses of $6.8 million (which includes realized and unrealized gains (losses) on securities sold and derivative instruments), accrued incentive compensation of $0.2 million, audit, legal and other professional fees of $0.2 million, management fees of $1.0 million, and other operating, general and administrative expenses of $0.8 million. During the fourth quarter of 2015, the Company sold residential mortgage-backed securities (“RMBS”) with a market value at the time of sale of $379.9 million, resulting in realized losses of $0.3 million (based on security prices from September 30, 2015).  The remaining net loss on RMBS was due to fair value adjustments for the period.

Capital Allocation and Return on Invested Capital

The Company allocates capital to two RMBS sub-portfolios, the pass-through RMBS portfolio (“PT RMBS”), and the structured RMBS portfolio, consisting of interest only (“IO”) and inverse interest-only (“IIO”) securities.  As of December 31, 2015, approximately 58% of the Company’s investable capital (which consists of equity in pledged PT RMBS, available cash and unencumbered assets) was deployed in the PT RMBS portfolio.  The allocation percentage to the PT RMBS was unchanged from September 30, 2015.

The table below details the changes to the respective sub-portfolios during the fourth quarter, as well as the returns generated by each.
(in thousands)
Portfolio Activity for the Fourth Quarter
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Market value - September 30, 2015	$2,013,409	$64,351	$39,849	$104,200	$2,117,609
Securities purchased	482,404	-	6,317	6,317	488,721
Securities sold	(379,883)	-	-	-	(379,883)
Losses on sales	(338)	-	-	-	(338)
Return of investment	n/a	(5,498)	(2,525)	(8,023)	(8,023)
Pay-downs	(40,831)	n/a	n/a	n/a	(40,831)
Premium lost due to pay-downs	(3,366)	n/a	n/a	n/a	(3,366)
Mark to market (losses) gains	(15,558)	2,721	(3,042)	(321)	(15,879)
Market value - December 31, 2015	$2,055,837	$61,574	$40,599	$102,173	$2,158,010

The tables below present the allocation of capital between the respective portfolios at December 31, 2015 and September 30, 2015, and the return on invested capital for each sub-portfolio for the three month period ended December 31, 2015.  The return on invested capital in the PT RMBS and structured RMBS portfolios was approximately 7.3% and (0.5)%, respectively, for the fourth quarter of 2015.  The combined portfolio generated a return on invested capital of approximately 4.0%.

($ in thousands)
Capital Allocation
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
December 31, 2015
Market value	$2,055,837	$61,574	$40,599	$102,173	$2,158,010
Cash	69,709	-	-	-	69,709
Borrowings(1)	(1,986,313)	-	-	-	(1,986,313)
Total	$139,233	$61,574	$40,599	$102,173	$241,406
% of Total	57.7%	25.5%	16.8%	42.3%	100.0%
September 30, 2015
Market value	$2,013,409	$64,351	$39,849	$104,200	$2,117,609
Cash(2)	73,569	-	-	-	73,569
Borrowings(3)	(1,943,299)	-	-	-	(1,943,299)
Total	$143,679	$64,351	$39,849	$104,200	$247,879
% of Total	58.0%	25.9%	16.1%	42.0%	100.0%

(1)
At December 31, 2015, there were outstanding repurchase agreement balances of $22.0 million and $25.7 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

(2)	At September 30, 2015, total cash had been reduced by unsettled securities purchases of approximately $92.3 million and increased by unsettled securities sales of approximately $87.6 million.
(3)
At September 30, 2015, there were outstanding repurchase agreement balances of $24.2 million and $23.1 million secured by IO and IIO securities, respectively.  We entered into these arrangements to generate additional cash to invest in PT RMBS; therefore, we have not considered these balances to be allocated to the structured securities strategy.

($ in thousands)
Returns for the Quarter Ended December 31, 2015
		Structured Security Portfolio
	Pass-Through	Interest Only	Inverse Interest
	Portfolio	Securities	Only Securities	Sub-total	Total
Income (loss) (net of repo cost)	$16,965	$(971)	$726	$(245)	$16,720
Realized and unrealized gains / (losses)	(19,262)	2,721	(3,042)	(321)	(19,583)
Derivative losses	12,770	n/a	n/a	n/a	12,770
Total Return	$10,473	$1,750	$(2,316)	$(566)	$9,907
Beginning Capital Allocation	$143,678	$64,351	$39,849	$104,200	$247,878
Return on Invested Capital for the Quarter(1)	7.3%	2.7%	(5.8)%	(0.5)%	4.0%
Average Capital Allocation(2)	$141,456	$62,962	$40,224	$103,186	$244,642
Return on Average Invested Capital for the Quarter(3)	7.4%	2.8%	(5.8)%	(0.5)%	4.0%

(1)	Calculated by dividing the Total Return by the Beginning Capital Allocation, expressed as a percentage.
(2)	Calculated using two data points, the Beginning and Ending Capital Allocation balances.
(3)	Calculated by dividing the Total Return by the Average Capital Allocation, expressed as a percentage.

Prepayments

For the quarter, Orchid received $48.9 million in scheduled and unscheduled principal repayments and prepayments, which equated to a constant prepayment rate (“CPR”) of approximately 9.0% for the fourth quarter of 2015.  Prepayment rates on the two RMBS sub-portfolios were as follows (in CPR):
		Structured
	PT RMBS	RMBS	Total
Three Months Ended,	Portfolio (%)	Portfolio (%)	Portfolio (%)
December 31, 2015	6.8	13.4	9.0
September 30, 2015	6.1	16.2	10.2
June 30, 2015	13.8	17.9	15.3
March 31, 2015	8.1	14.6	9.7
December 31, 2014	4.0	14.9	7.8
September 30, 2014	8.1	18.8	12.5
June 30, 2014	4.1	15.9	8.1
March 31, 2014	4.2	14.9	9.1

Portfolio

The following tables summarize Orchid’s PT RMBS and structured RMBS as of December 31, 2015 and 2014:
($ in thousands)
				Weighted		Weighted
		Percentage		Average		Average	Weighted	Weighted
		of	Weighted	Maturity		Coupon	Average	Average
	Fair	Entire	Average	in	Longest	Reset in	Lifetime	Periodic
Asset Category	Value	Portfolio	Coupon	Months	Maturity	Months	Cap	Cap
December 31, 2015
Adjustable Rate RMBS	$2,976	0.1%	3.63%	224	1-Sep-35	4.10	10.04%	2.00%
Fixed Rate RMBS	2,000,623	92.7%	4.22%	315	1-Dec-45	NA	NA	NA
Hybrid Adjustable Rate RMBS	52,238	2.5%	2.55%	325	1-Aug-43	84.93	7.55%	2.00%
Total Mortgage-backed Pass-through	2,055,837	95.3%	4.18%	315	1-Dec-45	80.57	7.68%	2.00%
Interest-Only Securities	61,573	2.9%	3.58%	250	25-Apr-45	NA	NA	NA
Inverse Interest-Only Securities	40,600	1.8%	5.97%	320	15-Apr-45	NA	6.36%	NA
Total Structured RMBS	102,173	4.7%	4.53%	278	25-Apr-45	NA	6.36%	NA
Total Mortgage Assets	$2,158,010	100.0%	4.19%	313	1-Dec-45	NA	NA	NA
December 31, 2014
Adjustable Rate RMBS	$3,794	0.2%	3.55%	236	1-Sep-35	4.02	10.05%	2.00%
Fixed Rate RMBS	1,412,593	91.2%	4.37%	318	1-Dec-44	NA	NA	NA
Hybrid Adjustable Rate RMBS	70,400	4.6%	2.54%	338	1-Aug-43	97.75	7.54%	2.00%
Total Mortgage-backed Pass-through	1,486,787	96.0%	4.28%	319	1-Dec-44	92.96	7.67%	2.00%
Interest-Only Securities	46,611	3.0%	3.95%	248	25-Jan-43	NA	NA	NA
Inverse Interest-Only Securities	15,773	1.0%	6.23%	308	25-Apr-41	NA	6.39%	NA
Total Structured RMBS	62,384	4.0%	4.52%	263	25-Jan-43	NA	NA	NA
Total Mortgage Assets	$1,549,171	100.0%	4.29%	317	1-Dec-44	NA	NA	NA

($ in thousands)
	December 31, 2015		December 31, 2014
		Percentage of		Percentage of
Agency	Fair Value	Entire Portfolio	Fair Value	Entire Portfolio
Fannie Mae	$1,747,699	81.0%	$1,243,923	80.3%
Freddie Mac	394,256	18.3%	296,203	19.1%
Ginnie Mae	16,055	0.7%	9,045	0.6%
Total Portfolio	$2,158,010	100.0%	$1,549,171	100.0%

	December 31, 2015	December 31, 2014
Weighted Average Pass-through Purchase Price	$108.05	$107.88
Weighted Average Structured Purchase Price	$14.18	$13.67
Weighted Average Pass-through Current Price	$107.56	$108.59
Weighted Average Structured Current Price	$14.17	$13.65
Effective Duration (1)	2.753	2.291

(1)
Effective duration of 2.753 indicates that an interest rate increase of 1.0% would be expected to cause a 2.753% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2015.  An effective duration of 2.291 indicates that an interest rate increase of 1.0% would be expected to cause a 2.291% decrease in the value of the RMBS in the Company’s investment portfolio at December 31, 2014. These figures include the structured securities in the portfolio, but do not include the effect of the Company’s funding cost hedges.  Effective duration quotes for individual investments are obtained from The Yield Book, Inc.

Financing, Leverage and Liquidity

As of December 31, 2015, the Company had outstanding repurchase obligations of approximately $1,798.8 million with a net weighted average borrowing rate of 0.64%.  These agreements were collateralized by RMBS with a fair value, including accrued interest, of approximately $1,909.3 million, and cash pledged to counterparties of approximately $4.0 million.

In December 2015, our wholly-owned subsidiary, Orchid Island Casualty, LLC, was accepted for membership in the Federal Home Loan Bank of Cincinnati (“FHLBC”).  As of December 31, 2015, our subsidiary had approximately $187.5 million of outstanding secured FHLB advances, with a weighted average borrowing rate of 0.42% and a weighted average remaining term to maturity of 22 days. These advances were secured by RMBS with a fair value, including accrued interest, of approximately $192.2 million as of December 31, 2015. On January 12, 2016, the regulator of the FHLB system, the Federal Housing Finance Agency (“FHFA”), released a final rule that amends regulations governing FHLB membership, including an amendment which prevents captive insurance companies from being eligible for FHLB membership. Under the terms of the final rule, our subsidiary is required to terminate its membership, redeem existing FHLBC stock, and repay its existing advances within one year following the effective date of the final rule, which was February 19, 2016. In addition, our subsidiary is prohibited from obtaining new advances or renewing existing advances upon their maturity during the one year transition period. Subsequent to December 31, 2015, all outstanding advances, including accrued interest, have been refinanced through repurchase agreements.

The Company’s leverage ratio at December 31, 2015 was 7.9 to 1. At December 31, 2015, the Company’s liquidity was approximately $119.7 million, consisting of unpledged RMBS and cash and cash equivalents.  To enhance our liquidity even further, we may pledge more of our structured RMBS as part of a repurchase agreement funding, but retain the cash in lieu of acquiring additional assets.  In this way we can, at a modest cost, retain higher levels of cash on hand and decrease the likelihood we will have to sell assets in a distressed market in order to raise cash.  Below is a listing of outstanding borrowings under repurchase obligations at December 31, 2015.
($ in thousands)
			Weighted		Weighted
	Total		Average		Average
	Outstanding	% of	Borrowing	Amount	Maturity
Counterparty	Balances	Total	Rate	at Risk(1)	in Days
Citigroup Global Markets, Inc.	$185,107	10.3%	0.62%	$18,271	14
South Street Securities, LLC	156,375	8.7%	0.70%	8,266	28
Wells Fargo Bank, N.A.	130,331	7.2%	0.64%	6,785	11
Cantor Fitzgerald & Co.	128,751	7.2%	0.71%	7,036	20
ED&F Man Capital Markets Inc.	127,285	7.1%	0.60%	6,918	19
ICBC Financial Services LLC	125,437	7.0%	0.55%	6,237	12
Mizuho Securities USA, Inc.	119,092	6.6%	0.72%	12,414	13
KGS - Alpha Capital Markets, L.P.	117,395	6.5%	0.67%	6,799	13
Mitsubishi UFJ Securities (USA), Inc.	113,021	6.3%	0.54%	5,973	18
J.P. Morgan Securities LLC	108,145	6.0%	0.61%	8,841	14
Daiwa Capital Markets America, Inc.	99,292	5.5%	0.69%	5,240	9
RBC Capital Markets, LLC	93,582	5.2%	0.55%	6,716	13
Natixis, New York Branch	86,180	4.8%	0.71%	4,786	10
Guggenheim Securities, LLC	83,913	4.7%	0.55%	4,560	17
Merrill Lynch, Pierce, Fenner & Smith Inc.	81,284	4.5%	0.74%	2,549	15
Nomura Securities International, Inc.	39,422	2.2%	0.68%	2,040	13
Suntrust Robinson Humphrey, Inc.	4,201	0.2%	0.66%	263	15
	$1,798,813	100.0%	0.64%	$113,694	15

(1)
Equal to the sum of the fair value of securities sold, accrued interest receivable and cash posted as collateral (if any), minus the sum of repurchase agreement liabilities, accrued interest payable and the fair value of securities posted by the counterparties (if any).

Hedging

In connection with its interest rate risk management strategy, the Company economically hedges a portion of the cost of its repurchase agreement funding against a rise in interest rates by entering into derivative financial instrument contracts.  The Company has not elected hedging treatment under U.S. generally accepted accounting principles (“GAAP”) in order to align the accounting treatment of its derivative instruments with the treatment of its portfolio assets under the fair value option election. As such, all gains or losses on these instruments are reflected in earnings for all periods presented. As of December 31, 2015, such instruments were comprised of Eurodollar and Treasury note (“T-Note”) futures contracts and interest rate swaption agreements, giving the Company the option to enter into pay fixed interest rate swaps (“payer swaptions”) or the option to enter into receive fixed interest rate swaps (“receiver swaptions”).

The table below presents information related to the Company’s Eurodollar and T-Note futures contracts at December 31, 2015.
($ in thousands)
	December 31, 2015
	Average	Weighted	Weighted
	Contract	Average	Average
	Notional	Entry	Effective	Open
Expiration Year	Amount	Rate	Rate	Equity(1)
Eurodollar Futures Contracts (Short Positions)
2016	900,000	1.51%	0.98%	(4,718)
2017	900,000	2.31%	1.59%	(6,550)
2018	900,000	2.77%	1.99%	(7,060)
2019	900,000	2.56%	2.17%	(865)
Total / Weighted Average	$900,000	2.23%	1.57%	$(19,193)

Treasury Note Futures Contracts (Short Position)(2)
March 2016 10 year T-Note futures
(Mar 2016 - Mar 2026 Hedge Period)	$185,000	1.99%	1.95%	$1,091

(1)	Open equity represents the cumulative gains (losses) recorded on open futures positions.
(2)	T-Note futures contracts were valued at a price of $125.91 at December 31, 2015. The nominal value of the short position was $232.9 million.

The table below presents information related to the Company’s interest rate receiver swaption position at December 31, 2015.

($ in thousands)
	Option			Underlying Swap
			Weighted				Weighted
			Average		Fixed	Receive	Average
		Fair	Months to	Notional	Pay	Rate	Term
Expiration	Cost	Value	Expiration	Amount	Rate	(LIBOR)	(Years)
December 31, 2015
≤ 1 year	$1,100	$669	4.2	$100,000	1.77%	3 Month	5.0

Dividends

In addition to other requirements that must be satisfied to qualify as a REIT, we must pay annual dividends to our stockholders of at least 90% of our REIT taxable income, determined without regard to the deduction for dividends paid and excluding any net capital gains. We intend to pay regular monthly dividends to our stockholders and have declared the following dividends during 2016, 2015 and 2014.

(in thousands, except per share data)
Declaration Date	Record Date	Payment Date	Per Share Amount	Total
2016
February 10, 2016(1)	February 24, 2016	February 29, 2016	$0.14	$3,049
January 11, 2016(1)	January 26, 2016	January 29, 2016	0.14	3,049
Totals			$0.28	$6,098
2015
December 10, 2015	December 24, 2015	December 30, 2015	$0.14	$3,048
November 10, 2015	November 24, 2015	November 30, 2015	0.14	3,051
October 8, 2015	October 26, 2015	October 30, 2015	0.14	3,051
September 11, 2015	September 25, 2015	September 30, 2015	0.14	3,069
August 11, 2015	August 26, 2015	August 31, 2015	0.14	3,132
July 9, 2015	July 27, 2015	July 31, 2015	0.14	3,218
June 9, 2015	June 22, 2015	June 30, 2015	0.18	4,057
May 11, 2015	May 26, 2015	May 29, 2015	0.18	3,580
April 9, 2015	April 27, 2015	April 30, 2015	0.18	3,303
March 10, 2015	March 27, 2015	March 31, 2015	0.18	3,205
February 10, 2015	February 25, 2015	February 27, 2015	0.18	3,017
January 13, 2015	January 26, 2015	January 30, 2015	0.18	3,017
Totals			$1.92	$38,748
2014
December 9, 2014	December 26, 2014	December 30, 2014	$0.18	$3,004
November 12, 2014	November 25, 2014	November 28, 2014	0.18	2,737
October 9, 2014	October 28, 2014	October 31, 2014	0.18	2,358
September 9, 2014	September 25, 2014	September 30, 2014	0.18	2,348
August 12, 2014	August 26, 2014	August 29, 2014	0.18	1,999
July 10, 2014	July 28, 2014	July 31, 2014	0.18	1,759
June 11, 2014	June 25, 2014	June 30, 2014	0.18	1,712
May 8, 2014	May 27, 2014	May 30, 2014	0.18	1,641
April 8, 2014	April 25, 2014	April 30, 2014	0.18	1,636
March 11, 2014	March 26, 2014	March 31, 2014	0.18	1,550
February 11, 2014	February 25, 2014	February 28, 2014	0.18	974
January 9, 2014	January 27, 2014	January 31, 2014	0.18	925
Totals			$2.16	$22,643

(1)	The effect of the dividends declared in January and February 2016 are not reflected in the Company’s financial statements as of December 31, 2015.

Peer Performance
Portfolio Total Rate of Return Versus Peer Group Average
			ORC Spread
	Orchid		Over / (Under)
	Total Rate	Peer	Peer
	of Return(1)	Average(1)(2)	Average(3)
Second Quarter 2013	(3.0)%	(12.6)%	9.6%
Third Quarter 2013	(2.2)%	0.4%	(2.6)%
Fourth Quarter 2013	3.3%	(1.1)%	4.3%
Stub 2013 (Annualized)(4)	(2.8)%	(17.5)%	14.6%
First Quarter 2014(5)	(2.9)%	4.3%	(7.3)%
Second Quarter 2014	9.0%	7.2%	1.8%
Third Quarter 2014	5.8%	0.7%	5.1%
Fourth Quarter 2014	2.5%	3.0%	(0.5)%
2014 Total Return(5)	13.6%	15.6%	(2.0)%
First Quarter 2015	2.7%	1.4%	1.3%
Second Quarter 2015	0.4%	(1.8)%	2.2%
Third Quarter 2015	(2.2)%	(1.5)%	(0.6)%
Fourth Quarter 2015	3.2%	0.3%	2.9%
2015 Total Return	3.8%	(1.6)%	5.4%
Two Year Return(5)	17.3%	14.2%	3.1%
ORC IPO to 2015 End - 3/31/13 – 12/31/15(4)(5)	13.4%	(1.7)%	15.0%

Source: Company SEC filings and press releases
(1)
Total rate of return for each period is change in book value per share over the period plus dividends per share declared divided by the book value per share at the beginning of the period. None of the return calculations are annualized except the Stub 2013 calculation.

(2)	The peer average is the unweighted, simple average of the total rate of return for each of the following companies in each respective measurement period: NLY, ANH, CMO, CYS, ARR, HTS and AGNC.
(3)	Represents the total return for Orchid minus peer average in each respective measurement period.
(4)
Orchid completed its Initial Public Offering, or IPO, in February 2013.  We have elected to start our comparison beginning with Orchid's first full operating quarter, which was the second quarter of 2013. The Orchid IPO price was $15.00 per share on February 13, 2013, and Orchid paid its first dividend of $0.135 per share in March 2013.  The book value per share at March 31, 2013 was $14.98.

(5)
At January 1, 2014, Orchid had 3,341,665 shares outstanding and a book value per share of $13.40.  During the first quarter of 2014, Orchid completed two secondary offerings in which it sold 5,750,000 shares at a price of $11.86 per share net of fees and offering costs.  The book value per share as of March 31, 2014 was $12.47.

Book Value Per Share

The Company's book value per share at December 31, 2015 was $11.64.  The Company computes book value per share by dividing total stockholders' equity by the total number of shares outstanding of the Company's common stock. At December 31, 2015, the Company's stockholders' equity was $253.3 million with 21,749,490 shares of common stock outstanding.

Secondary Offerings

On March 2, 2015, Orchid entered into an equity distribution agreement (the “Equity Distribution Agreement”) with two sales agents pursuant to which the Company may offer and sell, from time to time, up to an aggregate amount of $100,000,000 of shares of the Company’s common stock in transactions that are deemed to be “at the market” offerings and privately negotiated transactions.  There were no shares issued under the Equity Distribution Agreement during the fourth quarter of 2015.  Through December 31, 2015, the Company issued a total of 6,221,102 shares under the Equity Distribution Agreement for aggregate proceeds of approximately $83.1 million, net of commissions and fees.

Stock Repurchase Program

On July 29, 2015, the Board of Directors passed a resolution authorizing the repurchase of up to 2,000,000 shares of the Company’s common stock.  As part of the stock repurchase program, shares may be purchased in open market transactions, including through block purchases, privately negotiated transactions, or pursuant to any trading plan that may be adopted in accordance with Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Open market repurchases will be made in accordance with Exchange Act Rule 10b-18, which sets certain restrictions on the method, timing, price and volume of open market stock repurchases. The timing, manner, price and amount of any repurchases will be determined by the Company in its discretion and will be subject to economic and market conditions, stock price, applicable legal requirements and other factors. The authorization does not obligate the Company to acquire any particular amount of common stock and the program may be suspended or discontinued at the Company’s discretion without prior notice. Through December 31, 2015, we repurchased a total of 1,216,243 shares under the stock repurchase program at an aggregate cost of approximately $10.8 million, including commissions and fees, for a weighted average price of $8.92 per share.

Management Commentary

Commenting on the fourth quarter, Robert E. Cauley, Chairman and Chief Executive Officer, said, “Our view of the world has changed markedly since the end of the third quarter of 2015–twice! The fourth quarter of 2015 brought the first rate hike by the U.S. Federal Reserve (the “Fed”) since 2006.  The path leading up to this initial hike was very volatile–beginning in 2013 with the “taper tantrum” when the Fed first signaled an end to quantitative easing–the third episode of QE at that–and continuing to the summer of last year when the market was poised for the first hike only to back away as developments in China and elsewhere roiled the financial markets.  Since making the first hike and hinting at 3 or more hikes this year via their “dot plot”, the market fell into turmoil and appears to be pricing into the bond markets at best one more hike this year, if any.  Once again developments abroad are mainly to blame, although this time domestic economic data contributed as well after fourth quarter growth in GDP was initially reported at only 0.6%.  Since late January 2016, the data has once again reversed and conditions abroad, as well as in the energy markets, have stabilized, for now.

“With the rebound in financial markets following the turbulence in the third quarter, short-term rates backed up in the fourth quarter as the market priced in rate hikes by the Fed.  Mark to market losses on the portfolio during the fourth quarter exceeded mark to market gains on the hedge positions by approximately $9.1 million.  The mark to market losses on the portfolio were concentrated in our call protected, high coupon fixed rate securities as mortgages widened and pay-up premiums were under pressure, and in our inverse IO positions (“IIO”) as the forward curve priced in additional Fed rate increases, which negatively impacted IIO’s as is usually the case.  Going into year-end in anticipation of the seasonal slowdown in prepayment speeds, we continued to position the portfolio with our exposure to faster prepayment speeds. This positioning has performed well for January and February, although with the decrease in primary mortgage rates to 3.75% and below we are likely to see an increase in prepayment speeds–likely in the March prepayment speed report released in early April.  We have increased the quality of the call protection in the RMBS in our portfolio as well as slightly reduced the average age of the fixed rate portfolio to hopefully off-set the increase in prepayment speeds, should it occur.

“We have also altered the composition of our funding hedges so far in the first quarter of 2016.  We have closed out $700 million of the $900 million of Eurodollar shorts in place at year end and replaced them with $600 million of 4 year, pay fixed swaps with a weighted average rate of 1.025%.  Given the rally in the rates market that enabled us to lock in such low rates for a 4 year tenor swap, our view is counter to the markets, which seems to anticipate negative rates in the U.S. before another rate hike by the Fed.  We do not share this view and anticipate the Fed will indeed raise rates again this year and next, albeit at a more gradual pace than envisioned by the Fed last December.  The switch to swaps from Eurodollar shorts for such a substantial portion of our hedge book should also help market participants gauge our net interest expense going forward.  We continue to maintain a $185 million short in 10 year U.S. Treasury futures, so our hedge position, in conjunction with our IO and IIO securities, did not change quite as much as the Eurodollar shorts to swap trade would suggest.

“As we move forward in 2016 we anticipate a slight increase in prepayment speeds over the next couple of months, but less so than we experienced in 2015.  As the declines in commodity prices and import prices become less negative on a year over year basis as we move through 2016, we expect headline inflation to slowly move towards 1.0% to 1.5%.  We expect core inflation measures, even the Fed’s preferred measure, core personal consumption expenditures (“PCE”), will trend towards 2% as wage pressure continues to drive service sector costs. We do not anticipate the U.S. moving into a negative interest rate environment, and believe that the Fed will continue to remove accommodation at a very slow rate.  Our portfolio positioning is therefore unlikely to change materially over the course of the year.”

Earnings Conference Call Details

An earnings conference call and live audio webcast will be hosted Thursday, February 25, 2016, at 10:00 AM ET.  The conference call may be accessed by dialing toll free (877) 341-5668.  International callers dial (224) 357-2205.  The conference passcode is 52552386.  A live audio webcast of the conference call can be accessed via the investor relations section of the Company’s website at www.orchidislandcapital.com, and an audio archive of the webcast will be available until March 24, 2016.

About Orchid Island Capital, Inc.

Orchid Island Capital, Inc. is a specialty finance company that invests on a leveraged basis in Agency RMBS. Our investment strategy focuses on, and our portfolio consists of, two categories of Agency RMBS: (i) traditional pass-through Agency RMBS and (ii) structured Agency RMBS, such as CMOs, IOs, IIOs and POs, among other types of structured Agency RMBS. Orchid is managed by Bimini Advisors, LLC, a registered investment adviser with the Securities and Exchange Commission.

Forward Looking Statements

Statements herein relating to matters that are not historical facts, including, but not limited to statements regarding the stock repurchase program, interest rates, net interest income, net interest expense, liquidity, pledging of our structured RMBS, funding levels and spreads, inflation, prepayment speeds, portfolio positioning, market expectations and general economic conditions, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. The reader is cautioned that such forward-looking statements are based on information available at the time and on management's good faith belief with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in such forward-looking statements. Important factors that could cause such differences are described in Orchid Island Capital, Inc.'s filings with the Securities and Exchange Commission, including its most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Orchid Island Capital, Inc. assumes no obligation to update forward-looking statements to reflect subsequent results, changes in assumptions or changes in other factors affecting forward-looking statements.

CONTACT:
Orchid Island Capital, Inc.
Robert E. Cauley, 772-231-1400
Chairman and Chief Executive Officer
www.orchidislandcapital.com

Summarized Financial Statements

The following is a summarized presentation of the unaudited balance sheets as of December 31, 2015 and 2014, and the unaudited quarterly results of operations for the calendar quarters and years ended December 31, 2015 and December 31, 2014.  Amounts presented are subject to change.

ORCHID ISLAND CAPITAL, INC.
BALANCE SHEETS
($ in thousands, except per share data)
(Unaudited - Amounts Subject To Change)

	December 31, 2015	December 31, 2014
ASSETS:
Total mortgage-backed securities	$2,158,010	$1,549,171
Cash, cash equivalents and restricted cash	69,959	100,927
Accrued interest receivable	8,490	6,211
Derivative assets, at fair value	669	1,217
Other assets	4,709	282
Total Assets	$2,241,837	$1,657,808

LIABILITIES AND STOCKHOLDERS' EQUITY
Repurchase agreements	$1,798,813	$1,436,651
FHLB advances	187,500	-
Accrued interest payable	863	628
Due to affiliates	465	330
Other liabilities	941	2,121
Total Liabilities	1,988,582	1,439,730
Total Stockholders' Equity	253,255	218,078
Total Liabilities and Stockholders' Equity	$2,241,837	$1,657,808
Common shares outstanding	21,749,490	16,699,656
Book value per share	$11.64	$13.06

ORCHID ISLAND CAPITAL, INC.
STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited - Amounts Subject to Change)

	Years Ended December 31,		Three Months Ended December 31,
	2015	2014	2015	2014
Interest income	$68,811	$31,804	$19,092	$12,146
Interest expense	(7,271)	(3,031)	(2,371)	(1,126)
Net interest income	61,540	28,773	16,721	11,020
(Losses) gains	(52,575)	234	(6,813)	(6,054)
Net portfolio income	8,965	29,007	9,908	4,966
Expenses	7,894	4,488	2,097	1,445
Net income	$1,071	$24,519	$7,811	$3,521
Basic and diluted net income per share	$0.05	$2.48	$0.36	$0.24
Dividends Declared Per Common Share:	$1.92	$2.16	$0.42	$0.54

	Three Months Ended
	December 31,
Key Balance Sheet Metrics	2015	2014
Average RMBS(1)	$2,137,810	$1,362,352
Average borrowings(1)	1,964,806	1,346,314
Average stockholders' equity(1)	254,562	195,432
Leverage ratio(2)	7.9:1	6.6:1

Key Performance Metrics
Average yield on RMBS(3)	3.57%	3.57%
Average cost of funds(3)	0.48%	0.33%
Average economic cost of funds(4)	0.73%	0.38%
Average interest rate spread(5)	3.09%	3.24%
Average economic interest rate spread(6)	2.84%	3.19%

(1)	Average RMBS, borrowings and stockholders’ equity balances are calculated using two data points, the beginning and ending balances.
(2)	The leverage ratio is calculated by dividing total ending liabilities by ending stockholders’ equity.
(3)	Portfolio yields and costs of funds are calculated based on the average balances of the underlying investment portfolio/borrowings balances and are annualized for the quarterly periods presented.
(4)
Represents interest cost of our borrowings and the effect of Eurodollar and T-Note futures contracts and options to enter into interest rate swaps (“interest rate swaptions”) attributed to the period related to hedging activities, divided by average borrowings.

(5)	Average interest rate spread is calculated by subtracting average cost of funds from average yield on RMBS.
(6)	Average economic interest rate spread is calculated by subtracting average economic cost of funds from average yield on RMBS.